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                                                                   Exhibit 10.22


                        INCENTIVE COMPENSATION AGREEMENT

                  THIS AGREEMENT (this "Agreement") is dated as of October 4, 1995, for reference purposes only, by and between BRENT CHRISTENSEN (the "Employee") and Meade Instruments Corp., a California corporation (the "Company"). The parties hereto agree as follows:

                  1. ACCRUAL OF TERMINATION BENEFIT. Effective as of March 1, 1995, Employee shall accrue a termination benefit equal to 0.2% of the aggregate book value of all outstanding common stock of Meade Holding Corp., a California corporation ("Meade Holding"), for each twelve-month period that Employee has been continuously and actively employed by the Company, commencing with March 1, 1995. Accordingly, Employee shall accrue a termination benefit of 0.2% of the aggregate book value of Meade Holding's outstanding common stock on February 28 of each of 1996, 1997, 1998, and 1999. The maximum accrual is 1.0% of the aggregate book value of Meade Holding's outstanding common stock and assumes continuous and active employment by the Company through February 28, 1999. For purposes of this Agreement, the "book value" of the outstanding common stock of Meade Holding shall be determined on a consolidated basis with the Company and shall be based upon the books and records maintained by Meade Holding and the Company. The Company shall determine such book value. If there is any disagreement between the parties hereto as to the book value as determined by the Company, the Company's independent accountants shall determine such book value and such determination shall be conclusive, final and binding on the parties hereto.

                  2. VESTING OF TERMINATION BENEFIT. Employee shall vest in each 0.2% accrual of his termination benefit referred to in Section 1 on each anniversary date referred to in Section 1. If Employee's employment with the Company is terminated at any time during the term of this Agreement but prior to any "sale of a substantial number of shares," whether such termination is effected voluntarily by Employee or by the Company, with or without cause (and including any termination as a result of Employee's disability), then the Employee shall be entitled to receive payment from the Company equal to the vested termination benefit percentage multiplied by the aggregate book value of the outstanding common stock of Meade Holding as of the end of the month preceding the month in which Employee's employment with the Company ends. For purposes hereof, a "sale of a substantial number of shares" shall be deemed to mean (i) a sale of 80% or more of the outstanding Common Stock of Meade Holding or the Company whether by merger or otherwise, or (ii) a sale by shareholders of 25% or more of the outstanding Common Stock of Meade Holding or the Company in an underwritten public offering registered with the Securities and Exchange Commission.
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                           Example:  Employee receives 0.2% book value
accruals on February 28, 1996 and on February 28, 1997, but terminates his employment with the Company on September 10, 1997. Employee has thus accrued and vested in 0.4% of the book value of the outstanding common stock of Meade Holding. If on August 31, 1997, the book value of Meade Holding's outstanding common stock is $1,000,000 as determined on a consolidated basis, then Employee shall be entitled to receive payment from the Company in the amount of 0.4% of $1,000,000, or $4,000. This example assumes no "sale of a substantial number of shares" prior to September 1, 1997.

                  3. PAYMENT OF TERMINATION BENEFIT. Any payments to which Employee shall become entitled under Sections 1 and 2 hereof shall be made in a lump sum cash distribution within 30 days of Employee's termination.

                  4. INCENTIVE COMPENSATION FOR SALE OR PUBLIC OFFERING. If during the period of this Agreement, there occurs a sale of a substantial number of shares (as defined in Section 2 hereof), and Employee is then employed by the Company, then the Employee shall, upon the closing of such event, be entitled to a payment equal to 1.0% of the cash (non-cash consideration and/or cash consideration received or to be received by any selling shareholder more than six months after the closing date of such sale shall be disregarded) actually received by the selling shareholders on the closing date of such sale in lieu of any payment required to be made under Sections 1 and 2 hereof and, in such event, no payment shall be required under Section 1 and 2 hereof. Any payment hereunder shall be made to the Employee by the Company in a lump sum cash distribution within 30 days of the closing of the sale of a substantial number of shares.

                           Example:  Employee receives 0.2% book value
accruals on February 28, 1996 and on February 28, 1997, for a total book value accrual of 0.4%. On October 1, 1997, 25% of the Company's outstanding common stock held by its shareholder(s) is sold in an underwritten public offering registered with the Securities and Exchange Commission and in consideration therefor, such shareholder(s) receives a cash consideration at closing of $10,000,000 in the aggregate. Within 30 days of the closing of such sale, Employee is entitled to receive a lump sum cash distribution from the Company in an amount equal to 1.0% of $10,000,000, or $100,000.

                           Example:  Assume the same facts as in the
preceding example, except that on October 1, 1997, 80% of the Company's or Meade Holding's common stock is sold to a third party. In addition, assume that in cash consideration therefor, the shareholder(s) receives a total of $20,000,000 in cash on the closing date. Within 30 days of the closing of such sale, Employee is entitled to receive a lump sum cash distribution from



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the Company or its successor in an amount equal to 1.0% of $20,000,000, or
$200,000.

                  5. ASSIGNABILITY. The rights and benefits of Employee hereunder are not assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Agreement shall not be permitted or recognized. The obligations of the Company hereunder shall be binding upon the successors and assigns of the Company.

                  6. WITHHOLDING. The Company shall have the right to deduct from any payment hereunder, any federal, state or local taxes, if any, required by law to be withheld with respect to such payments.

                  7. LIMITATION ON BENEFITS. The accruals of stock value to which Employee is entitled under Agreement are devices used solely for the measurement and determination of the amounts to be paid as cash under this Agreement. Such accruals shall not be as property or as a trust fund of any kind. All amounts at any time attributable to such accruals shall be and remain the sole property of the Company, and the Employee's such accruals are limited to the right to receive cash as herein provided. The Employee shall not be entitled to any voting rights or any other rights normally associated shares of common stock of the Company or Meade Holding or an interest therein.

                  8. RELEASE AND SATISFACTION. Any payment to the Employee in accordance with the provisions of this Agreement shall, to the extent thereof, be in full satisfaction of all claims against the Company hereunder, and, to the extent permitted by law, the Company may require the Employee, as a condition precedent to such payment, to execute a receipt and release to such effect.

                  9. LIMITATION ON RIGHTS. Employee's being a party to this Agreement shall not give him any right to be retained in the employ of the Company or any rights or interest other than to the payments provided for herein. The employment rights of the Employee shall not be enlarged, guaranteed or affected by reason of any provisions of this Agreement. The Company reserves the right to dismiss the Employee at any time, with or without cause, without any liability for any claim against the Company under this Agreement, except for payment of vested benefits to the extent expressly provided herein. This Agreement shall create a contractual obligation on the part of the Company as to such vested amounts and shall not be construed as creating a trust. This Agreement, in and of itself, has no assets and is not funded. The Employee shall have only the rights of a general and unsecured creditor of the Company with respect to vested amounts payable hereunder.



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                  10. FUTURE MERGER. If at any time in the future Meade Holding is merged into the Company, or if the Company is merged into Meade Holding, this Agreement shall be and remain in full force and effect and the accrual of benefits hereunder shall be based on the value of the outstanding common stock of the surviving entity.

                  11. GOVERNING LAW. The validity of this Agreement or any of its provisions shall be construed administered and governed in all respects by the laws of the State of California. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

                                             MEADE INSTRUMENTS CORP.,
                                             a California corporation

                                             By: /s/ JOHN C. DIEBEL
                                                 ----------------------------

                                             Title: CHAIRMAN & CEO  10/4/95
                                                  ----------------------------


                                             /s/ BRENT CHRISTENSEN
                                             ---------------------------------
                                             EMPLOYEE



Acknowledged and agreed to:

MEADE HOLDING CORP.,
a California corporation

By:   /s/ JOHN C. DIEBEL
      -------------------------
Title: PRESIDENT  10/4/95
      -------------------------


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